Exhibit 10.1

SUBLEASE

7728 Regents Road, La Jolla, California

This Sublease, dated as of this 30 day of December, 1999, is entered into by and between WASHINGTON MUTUAL BANK, FA, (“Sublandlord”), and 1ST PACIFIC BANK, a California state banking corporation (Proposed) and LA JOLLA ASSOCIATION (“Subtenant”) as a Sublease under a lease dated February 10, 1987, as amended by Amendment No. 1 dated December 18, 1995 (the “Master Lease”), entered into by and between La Jolla Investors, as landlord (the “Landlord”), and California Federal Savings and Loan Association, the predecessor in interest to Sublandlord, as tenant. Sublandlord represents that a true, correct and complete copy of the Master Lease and all amendments thereto are attached hereto as Exhibit “A”. All terms not defined herein shall have the same meaning as in the Master Lease.

1.                           Premises. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises leased by Sublandlord from Landlord under the Master Lease, as shown on Exhibit “A” attached thereto.

2.                           Term. The term of this Sublease shall commence on the day immediately following the Regulatory Date, as defined in Section 16 hereof (the “Commencement Date”). Unless earlier terminated under any provision of the Master Lease or this Sublease, the term shall continue until December 31, 2002 (the “Term”). From the date of execution hereof (“Execution Date”) through and including the Regulatory Date, Subtenant shall be permitted to use the Premises, subject to all of the provisions of this Sublease and the performance of all covenants contained herein. Such period shall be referred to herein as the “Early Possession Period.”

3.                           Rent. Rent during the Early Possession Period shall be a non-refundable, flat fee of $5,000 for the entire Early Possession Period, payable upon execution hereof, and during such time Subtenant shall not be liable for any Additional Rent, provided, however, that Subtenant shall pay for all gas and electrical services during such period. From the Commencement Date until the Rent Commencement Date, as defined herein, no Base Rent shall be due but Subtenant shall be subject to all of the provisions of this Sublease and shall perform all covenants contained herein, including payment of all Additional Rent. The rent commencement date (“Rent Commencement Date”) shall be the earlier of (A) the 61st day following the Regulatory Date, or (B) April 1, 2000. From the Rent Commencement Date until the end of the Term, Base Rent shall be $6,000 per month, payable monthly in advance, the first of such payments payable on the Rent Commencement Date. In addition to the Base Rent, Subtenant shall pay as additional rent all sums payable under Sections 5 and 13 of the Master Lease (“Additional Rent” and together with the Base Rent, the “Rent”). If the Landlord under the Master Lease requires payments under Sections 5 and 13 of the Master Lease to be made into an impound account as provided in Section 42 of the Master Lease, Subtenant shall make such payments at the times and in the manner required by such Section 42. The Rent payable for any portion of a calendar month shall be a pro rata portion of the Rent payable for a full calendar month. Such Rent shall be paid without deduction or offset, in lawful money of the United States of America to Sublandlord at Sublandlord’s address set forth in Section 14 hereof, or at such other place as Sublandlord may designate in writing.

4.                           Security Deposit. On execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of $6,000 as a security deposit (the “Security Deposit”) for the performance by Subtenant of the provisions of this Sublease. If Subtenant is in default, Sublandlord may use the Security Deposit, or any portion of it, to cure the default or to compensate the Sublandlord for all damage sustained by Sublandlord resulting from Subtenant’s

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default. Subtenant shall immediately on demand pay to Sublandlord a sum equal to the portion of the Security Deposit expended or applied by Sublandlord as provided in this Section 4 so as to maintain the Security Deposit in the sum initially deposited with the Sublandlord. If Subtenant is not in default at the expiration or termination of this Sublease, Sublandlord shall return the Security Deposit to Subtenant. Sublandlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Sublandlord may maintain the Security Deposit separate and apart from Sublandlord’s general and other funds or may commingle the Security Deposit with Sublandlord’s general and other funds. Sublandlord shall not be required to pay Subtenant any interest on the Security Deposit.

5.                           Condition of Premises. Subtenant understands that it will accept the Premises in its current “as is” condition and that Subtenant will have full responsibility for making any improvements or decorations to the Premises necessary for the use contemplated hereunder (“Improvements”). Sublandlord shall provide a tenant improvement allowance of Fifteen Thousand Dollars ($15,000) to be disbursed as provided in the Work Letter attached hereto as Exhibit “B.” Any Improvements to be installed by Subtenant shall be subject to the approval of Landlord and Sublandlord and shall be constructed in accordance with the terms of the Work Letter, the Master Lease and applicable laws, ordinances, rules and regulations, of any government body having jurisdiction over the Premises. At the expiration of the Term of this Sublease, Subtenant may (and, at Landlord’s option shall) remove from the Premises all Improvements and Subtenant’s personal property and shall repair any damage and perform any restoration work caused by such removal.

6.                           No Services. Sublandlord shall have no obligation to provide any services to Subtenant, or to perform any repair or maintenance of the Premises. To the extent the Master

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Lease obligates Landlord to provide such services or perform such work, such obligation shall remain exclusively with Landlord, and shall not become the obligation of Sublandlord.

7.                           Compliance with Laws. Subtenant shall comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the Term regulating Subtenant’s particular use, occupancy or improvement of the Premises. Subtenant’s obligations under this Section shall also include, but only to the extent made necessary by the particular use or improvement of the Premises by Subtenant, compliance with the Americans With Disabilities Act. Subtenant shall be fully responsible for the cost of complying with all of the foregoing.

8.                           Incorporation by reference. The following sections of the Master Lease are incorporated herein by reference as terms and conditions of this Sublease as though each reference therein to “Tenant” were a reference to Subtenant, each reference therein to “Landlord” were a reference to Sublandlord, and each reference therein to “Lease” were a reference to this Sublease:

(a)                                       Sections 1, 5, 6, 9, 10, 12, 13, 15, 17, 18, 20-24, 26, 27, 29, 31-41, 43.

(b)                                      Sections 8 and 11 (except that the term “Landlord” shall mean the Landlord under the Master Lease, and not the Sublandlord, and provided that subsection (a) shall not be applicable).

(c)                                       Section 19 (except that the term “Landlord” shall refer to both the Landlord under the Master Lease and the Sublandlord under this Sublease).

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(d)                                      Section 14 (except that both Landlord under the Master Lease and Sublandlord shall be named as additional insureds under insurance policies which Subtenant is required to obtain under this Section).

9.                           Signage. Subject to the Landlord’s prior written consent, Subtenant shall have the same right to signage as the Sublandlord as provided by Section 16 of the Master Lease.

10.                     Approval. Prior to taking any action with respect to the Premises that would require the Sublandlord to obtain the Landlord’s approval under the Master Lease, the Subtenant must first obtain approval from both the Sublandlord and the Landlord.

11.                     No Renewal Option. Nothing herein shall be construed as permitting Subtenant hereunder to exercise any extension or renewal rights or to exercise any right of first refusal to purchase the Premises or expand the Premises, if any such rights exist, and in no event shall Sublandlord be obligated to extend the term of the Master Lease for any reason.

12.                     Indemnity. Subtenant shall indemnify, protect, defend and hold harmless (collectively, to “indemnify”) the Premises, Landlord and Sublandlord and their agents, partners and lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities (“Damages”) arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Subtenant, provided, however, that Subtenant shall not indemnify Landlord or Sublandlord with respect to Damages caused by Landlord’s or Sublandlord’s gross negligence or willful misconduct. If any action or proceeding is brought against Landlord or Sublandlord by reason of any of the foregoing matters, Subtenant shall upon notice defend the same at Subtenant’s expense by counsel reasonably satisfactory to Landlord and Sublandlord, and Sublandlord shall cooperate

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with Subtenant in such defense. Landlord and Sublandlord need not have first paid any such claim in order to be defended or indemnified.

Sublandlord shall indemnify, protect, defend and hold harmless the Subtenant and its agents, partners and lenders, from and against any and all Damages arising out of (i) events occurring prior to the date Subtenant first occupies the Premises, and (ii) Sublandlord’s failure to pay Rent under the Master Lease. If any action or proceeding is brought against Subtenant by reason of such Damages, Sublandlord shall upon notice defend the same at Sublandlord’s expense, and Subtenant shall cooperate with Subtenant in such defense. Subtenant need not have first paid any such claim in order to be defended or indemnified.

13.                     Hazardous Substances. Subtenant shall not use or allow the use of any substance which constitutes a hazardous substance under any applicable law, rule or regulation. Notwithstanding the foregoing, Subtenant may use any ordinary and customary materials reasonably required to be used in the normal course of its business, so long as such use is in compliance with all applicable laws, and does not expose the Premises or neighboring properties to any risk of contamination or damage or expose Landlord or Sublandlord to any liability therefor. If Subtenant knows, or has reasonable cause to believe, that a hazardous substance has come to be located in, on, under or about the Premises, Subtenant shall immediately give written notice of such fact to Sublandlord, and provide Sublandlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such hazardous substance.

14.                     Notices. Any notice required or desired to be given under this Sublease shall be in writing and shall be addressed to the address of the party to be served, at the address provided in this Section. Each notice shall be deemed effective and given (i) upon receipt, if personally delivered (which shall include delivery by courier or overnight delivery service), (ii)

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upon being telephonically confirmed as transmitted, if sent by telegram, telefax or telecopy, and (iii) two (2) business days after deposit in the United States Mail, certified and postage prepaid, and properly addressed to the party to be served. Either party hereto may from time to time, by written notice to the other in accordance with this Section, designate a different address than that set forth below for the purpose of Notice.

If to Sublandlord:

Washington Mutual Bank, FA
1201 Third Avenue, Suite 800
Seattle, Washington 98101
Attn: Corp. Property Services Manager

If to Subtenant:

Robert Hildt
At the Premises

15.                     Broker’s Fees. Each party represents and warrants to the other parties that it has not engaged any broker, finder or other person who would be entitled to any commission or fees (other than CB Richard Ellis as Sublandlord’s broker), in respect of the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless the other parties against any loss, cost, liability or expense incurred by such parties as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of such party.

16.                     Contingency. This Sublease is subject to and contingent upon (a) Landlord’s execution of the Consent to Sublease in substantially the form attached hereto within fifteen (15) days of the date hereof . In the event Landlord does not so execute such Consent to Sublease within such time, either party may terminate this Sublease upon written notice to the other. In addition, in the event Subtenant does not receive approval from the applicable regulatory

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authorities to operate a banking business at the Premises on or before March 1, 2000, either Landlord or Subtenant may terminate this Lease by written notice to the other, in which case the security deposit paid hereunder shall be refunded to Subtenant. The date upon which such approval is given shall be referred to herein as the “Regulatory Date.”

17.                     Ratification of Sublease. As 1st Pacific Bank is, as of the date first written above, an entity that is incorporated and does not yet have the requisite approvals to transact business in its name, this Sublease is being executed by La Jolla Association, its predecessor in interest, on behalf of 1st Pacific Bank. La Jolla Association and 1st Pacific Bank hereby agree that 1st Pacific Bank will execute the Sublease in the space provided below once it is incorporated and receives such approvals. La Jolla Association hereby agrees that it will indemnify Sublandlord for any and all damages, costs or expenses incurred by Sublandlord in the event that 1st Pacific Bank fails to so execute this Sublease after the receipt of such approvals.

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IN WITNESS WHEREOF, the undersigned have executed this Sublease as of the day and date first written above.

SUBLANDLORD:

WASHINGTON MUTUAL BANK, FA

By	/s/ Craig Kennedy
Name:	Craig Kennedy
Title:	VICE PRESIDENT

SUBTENANT:

LA JOLLA ASSOCIATION

By	/s/ Donald W. McVay
Name:	Donald W. McVay
Title:	Member

AFTER RECEIPT OF APPROVALS:

1ST PACIFIC BANK OF CALIFORNIA

By	/s/ Robert B. Hildt
Name:	Robert B. Hildt
Title:	PRES/CEO

Date of execution by 1st Pacific Bank:

06, 05, 2000.

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EXHIBIT “A”

LEASE

LA JOLLA, Regents/Arriba

This Lease is entered into as of the 10th day of February, 1987, by and between LA JOLLA INVESTORS, a general partnership, (“Landlord”), and CALIFORNIA FEDERAL SAVINGS AND LOAN ASSOCIATION, (“Tenant”). Landlord and Tenant are hereinafter sometimes referred to as a party or the parties.

WITNESSETH

1.                          USE. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, solely for the purpose of conducting thereon a savings and loan facility, and for no other purpose, those certain premises with appurtenances described as hereinafter set forth.

2.                          PREMISES. The premises leased to Tenant, together with appurtenances (the “Premises”), are situated in the City of San Diego, county of San Diego, State of California. The Premises are located in a Shopping Center (the “Shopping Center”). The Premises are crosshatched on the site plan of the Shopping Center attached hereto as Exhibit “A” (the “Site Plan”). The Premises shall have a frontage of approximately Fifty (50’) feet (said measurement being from center of partition to center of partition with respect to interior stores and from center of partition to outside wall with respect to end locations), and a depth of approximately Sixty (60’) feet (outside dimensions).

3.                          TERM. The term of this Lease shall be for a period of Ten (10) years. The term of this Lease and Tenant’s obligation to pay rent, shall commence on the earlier of the following dates: (a) the date which is Ninety (90) days after Landlord notifies Tenant in writing that the improvements to be provided by Landlord as set forth in Exhibit “B” attached hereto have been substantially completed, or (b) Landlord agrees to notify Tenant approximately sixty (60) days before Landlord’s improvements are substantially completed and Landlord agrees to cooperate with Tenant so that Tenant may commence Tenant’s improvement work as soon thereafter as possible. In the event the Premises are not substantially completed and possession thereof delivered to Tenant on or before one (1) year from the date of this Lease, then and in that event, this Lease shall be deemed null and void, have no further force or effect, and any security deposit made herewith shall be promptly returned to Tenant, and the parties shall have no further obligation to each other. See Article 44.

4.                          RENTAL.

(a)                      Guaranteed Minimum Monthly Rental. Tenant shall pay to Landlord during the term of this Lease as guaranteed minimum monthly rental for the Premises the sum of Five Thousand Eight Hundred Fifty and no/100 ($5,850.00) Dollars per month. Should the term of this Lease not commence on the first day of a calendar month, the term of this Lease shall be extended for such fractional month. In that event, Tenant shall pay rent in advance for such fractional month on a per diem basis (calculated on the basis of a thirty (30) day month) until the first day of the next month, and thereafter the guaranteed minimum monthly rental shall be paid in equal installments on the first day of each and every month in advance. All amount to be paid by Tenant to Landlord under this Lease shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand at the address designated in Article 30. Any payment due from Tenant to Landlord not paid within thirty (30) days of its due date shall be subject to a five percent (5%) late charge.

(b)                     Increases in Guaranteed Minimum Monthly Rental. Effective on July 1, 1988, and on July 1st of each year thereafter during the term of this Lease, the guaranteed minimum monthly rental shall be adjusted by multiplying the guaranteed minimum monthly rental then if effect by a fraction (i) which fraction shall have as its numerator the Consumer Price Index for the preceding month of June and (ii) which fraction shall have as its denominator the Consumer Price Index for the month of June for the prior year (except during the first year of the term of

June of the prior year).  In no event shall the guaranteed minimum monthly rental be decreased from the guaranteed minimum monthly rental in effect immediately before each such adjustment, * The phrase “Consumer Price Index” shall mean the Consumer Price Index For All Urban Consumers – All Items, for the United States, as published monthly by the United States Department of Labor, in which 1967 equals 100. If the Consumer Price Index is no longer published at an adjustment date, then the most similar index published by any branch or department of the United States Government shall be used, and if none is so published, then another non-partisan index evaluating the information theretofore used in compiling the Consumer Price Index and generally recognized as authoritative on the impact of cost of living increases on commercial property rentals shall be used.

5.                          REAL ESTATE TAXES AND RENTAL TAX. In addition to all rentals herein reserved, Tenant shall pay to Landlord as additional rent Tenant’s pro rata share of the annual real estate taxes and assessments levied upon the Premises and the parking and common areas of the Shopping Center. Such amount shall be paid by Tenant within ten (10) days after receipt by Tenant of a semi-annual statement from Landlord setting forth the amount of such tax based upon the actual tax bill received by Landlord. Landlord, at its option, shall have the right to estimate the amount of taxes next due and to collect and impound from Tenant on a basis not more frequently than monthly the amount of Tenant’s estimated tax obligation, as described in Article 42.

*                    nor shall said rental be increased by more than Three Percent (3%) at any adjustment date. Said increase limitation shall not apply during the option periods.

In the event the Premises and a pro rata share of the parking and common areas are not separately assessed, the real estate taxes and assessments with respect to the Premises and the parking and common areas shall be determined by the ratio that the floor area of the Premises, excluding mezzanine, if any, bears to the total floor area, excluding mezzanines, of the building or buildings which includes the Premises and for which a separate assessment is made. In the event such separate assessment does not reflect a pro rata share of the parking and common areas based upon the ratio of building area to parking and common areas shown on the Site Plan, an appropriate adjustment shall be made by Landlord in its reasonable discretion.

The real estate taxes and assessments for the year in which this Lease commences and ends shall be prorated. With respect to any assessment which may be levied against or upon the Premises and which may be evidenced by improvement or other bonds, payable in installments, only the installment payments on said assessment shall be included in computing Tenant’s obligation for real estate taxes and assessments.

The term “real estate taxes and assessments” as used herein shall be deemed to mean all taxes imposed upon the real property and improvements constituting the Premises or the Shopping Center, and all assessments levied against or which encumber the Premises or the Shopping Center during the term of the Lease, but shall not include personal income taxes, personal property taxes, inheritance taxes or franchise taxes levied against Landlord, but not against the Premises or the Shopping Center, even though such taxes may become a lien against the Premises or the Shopping Center.

Tenant shall pay to Landlord any and all taxes and impositions imposed in lieu of, or as a supplement to, real estate taxes and assessments, all excise, privilege and other taxes, other than net income and estate taxes, levied or assessed by any federal, state or local authority upon the rent and other amounts payable by Tenant to Landlord hereunder, and Tenant shall bear any business or license tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease.

6.                          PERSONAL PROPERTY TAXES. During the term of this Lease, Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible Tenant shall cause said trade fixtures, furnishings, equipment and other personal property of Tenant to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s personal property.

7.                          CONSTRUCTION. After the execution of this Lease, Landlord shall at its sole cost and expense commence and pursue to completion the construction of the Premises to the extent shown on Exhibit “B” attached hereto.

8.                          PARKING AND COMMON AREAS. The parking and common areas of the Shopping Center shall be available for the non-exclusive use of Tenant during the full term of this Lease and any extension of the term of this Lease; provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of the parking and common areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking and common areas. This Lease shall be subordinate to any agreement existing as of the date of this Lease, or to any agreement subsequently executed, which encumbers the real property of which the Premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to the parking and common areas, and in the event of conflict between the provisions of such agreement and this Lease, the provisions of said agreement shall prevail. Provided, however, nothing therein shall cause Tenant to pay a greater share of the parking and common areas maintenance cost than herein provided, and provided further that there shall at all times be maintained parking and common areas of not less than two (2) square feet of parking and common areas for each square foot of ground floor building area within the Shopping Center.

(a)                      Prior to the date Tenant is to occupy the Premises, Landlord shall improve the parking and common areas.

(b)                     Landlord shall keep or cause to be kept the parking and common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall maintain, repair and/or replace the facilities thereof as necessary in Landlord’s reasonable discretion. All costs incurred in connection with the parking and common areas shall be charged to the tenants of the Shopping Center and prorated in the manner hereinafter set forth. The phrase “costs incurred in connection with the parking and common areas” as used herein shall be construed to include, but not be limited to, all sums expended by landlord in connection with the parking and common areas for resurfacing, repaving, painting, restriping, cleaning, sweeping, janitorial services, planting, replanting and landscaping, electricity and other utilities, repair and replacement of lighting standards, directional signs and other markers and bumpers; maintenance of facilities which support the Shopping Center which are not located in the Shopping Center; general maintenance and repairs; personnel to implement such services and to police the parking and common areas; required fees or charges levied pursuant to any governmental requirements; maintenance of common utility lines; public liability and property damage insurance on the parking and common areas, which shall be carried and maintained by Landlord and under which Tenant shall be named as an additional insured, with limits as determined by Landlord from time to time; and a fee equal to ten (10%) percent of said costs to Landlord for Landlord’s supervision of the maintenance, repair and/or replacement of parking and common areas as hereinabove described.

Landlord shall periodically send to Tenant a statement, itemizing in reasonable detail, the total costs incurred in connection with the parking and common areas, and Tenant shall pay to Landlord as additional rent, Tenant’s pro rata share of such costs within ten (10) days after receipt of said statement. Tenant’s pro rata share shall be determined by the ratio that the number of square feet of gross floor area in the Premises bears to the total number of square feet of gross floor area of all buildings in the Shopping Center which have been completed as of the commencement of the billing period. There shall be appropriate adjustment of Tenant’s share of said expenses as of the commencement and expiration of the term of this Lease. The term “gross floor area” shall mean floor area with measurements from the outside of exterior walls and from the center of interior walls, exclusive of mezzanines. Landlord may, at its option, estimate the amount of the costs incurred in connection with the parking and common areas next due and collect and impound from Tenant, on a basis not more frequently than monthly, the amount of Tenant’s pro rata share as described in Article 42.

(c)                      Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants, and their agents, employees, customers, licensees and subtenants of the Shopping Center, to use the parking and common areas during the term of this Lease, and any extensions thereof, for ingress and egress and automobile parking and pedestrian movement, provided, however, Tenant and Tenant’s employees shall park their automobiles in those areas designated by Landlord for employee parking, or at Landlord’s written request shall park their automobiles outside of the Shopping Center.

(d)                     Tenant, in the use of parking and common areas, shall comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the parking and common areas.

(e)                      Tenant shall at its expense arrange for the collection of its trash, unless Landlord elects to provide trash collection as a part of the maintenance of the parking and common areas, in which case trash collection shall be a cost incurred in connection with the parking and common areas.

9.                          COMPLIANCE WITH INSURANCE REQUIREMENTS. Tenant shall not use, or permit the Premises or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance for the building in which the Premises are located (once said rate is established), or cause a cancellation of any insurance policy covering said building or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by standard form of fire insurance policies. Tenant shall, at Tenant’s sole cost, comply with any and all requirements, pertaining to the use of the Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. In the event Tenant’s use of the Premises, as recited in Article 1 hereof, results in a rate increase for the building of which the Premises are a part, Tenant shall pay annually on the anniversary date of this Lease, as additional rent, a sum equal to that of the additional premium occasioned by said rate increase.

10.                    FIXTURES AND ALTERATIONS. Tenant agrees to promptly fixturize the Premises in a manner comparable to Tenant’s other savings and loan branches. Tenant shall not thereafter make or suffer to be made, any alterations to the Premises, or any part thereof, without the prior written consent of Landlord, and any additions to, or alterations of, the Premises, except movable furniture, equipment and trade fixtures, shall become at once a part of the realty and belong to Landlord. Any personal property belonging to Tenant and left at the Premises after the expiration or earlier termination of this Lease shall at the option of Landlord be deemed abandoned.

Any alteration of or improvement to the Premises shall be in conformance with the requirements of all municipal, state and federal authorities.

11.                    MAINTENANCE AND REPAIR. Tenant shall, subject to Landlord’s obligations hereinafter provided, at all times during the term hereof, and at Tenant’s sole cost and expense, keep, maintain and repair the Premises and each part thereof in good  and sanitary order and condition (except as hereinafter provided) including without limitation, the maintenance and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, and the heating, ventilating and air conditioning system, including the maintenance of a service contract with a reputable heating and air conditioning contractor approved by Landlord. *Tenant shall repair any damage caused to any portion of the Premises as a result of any criminal or attempted criminal activity such as robbery or burglary,** Tenant shall also at its sole cost and expense make all alterations or improvements to the Premises necessitated as a result of the requirement of any municipal, state or federal authority. Tenant hereby waives any right which it may have to make repairs at the expense of Landlord, and Tenant hereby waives all rights provided for by Section 1941 of the Civil Code of the State of California to make such repairs. By entering into the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair, and Tenant agrees upon the expiration or earlier termination of this Lease to surrender the Premises with appurtenances, in the same condition as when received (with the addition of fixtures and leasehold improvements which have become the property of Landlord), reasonable use and wear thereof and damage by fire, act of God or by the elements excepted. Tenant shall periodically sweep and clean the sidewalks adjacent to the Premises, as needed.

Landlord shall, subject to Tenant’s reimbursement of Landlord as herein provided, maintain in good repair the exterior walls and roof of the Premises, and sidewalks adjacent to the Premises. Tenant shall not, nor will it authorize any person to, go onto the roof of the building of which the Premises are a part, without the prior written consent of Landlord. Said consent will be given only upon Landlord’s satisfaction that any repairs necessitated as a result of Tenant’s action will be made by Tenant, at Tenant’s expense, and will be made in such a manner so as not to invalidate any guarantee relating to said roof. Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalks unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. In no event shall Tenant, without Landlord’s prior written consent, cut a hole in or other-wise penetrate the roof, floor or walls of the Premises for any purpose. Tenant shall reimburse Landlord, as additional rent, for Tenant’s pro rata share of the cost of all repairs and maintenance incurred by Landlord in this Article, said pro rata share to be determined according to the gross floor area of the Premises as it relates to the total gross floor area of the building of which the Premises are a part.

12.                    COMPLIANCE WITH LAWS: WASTE AND NUISANCE. Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities which now, may hereafter have jurisdiction over the use of the Premises, and shall faithfully observe in said use all municipal ordinances and state and federal statutes now in force or which shall hereinafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in said use, shall be conclusive of that fact as between Landlord and Tenant.

Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center.

13.                    INSURANCE. Landlord shall maintain fire and extended coverage insurance throughout the term of this Lease in an amount equal to the full replacement cost of the building which includes the Premises, together with such other insurance as may be required by Landlord’s lender, around lessor and/or by any governmental agency. At Landlord’s option such insurance may include coverage for loss of rents and/or the peril of earthquake.

Tenant hereby waives any right of recovery from Landlord, and the fee owner of the Shopping Center and all intervening ground lessors (the “Prior Interest Holders”), their officers, shareholders, directors, partners, agents and employees, and Landlord hereby waives any right of recovery from Tenant, its officers, or employees, for any loss or damage (including incidental and consequential loss) resulting from any of the perils insured against pursuant to the terms of this Lease.

Tenant shall pay to Landlord, as additional rent, Tenant’s pro rata share of the cost of said insurance, to be determined by the relationship that the gross floor area of the Premises (excluding mezzanine) bears to the total gross floor area of the building or buildings, excluding mezzanine for which such policy relates. Landlord may estimate the cost of said insurance and collect and impound Tenant’s share of said cost not more frequently than monthly as described in Article 42.

*                    Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant shall have the right to utilize its own employees to maintain all hearing, ventilating and air conditioning systems located on the Premises and, if Tenant so utilizes its employees, Tenant will not be required to enter into a service contract covering maintenance of these systems.

**             provided, however, that Landlord shall be liable to repair any damage resulting from such criminal activity caused by the willful or negligent conduct of Landlord, its employees or assigns.

Tenant, if involved in food preparation and sales as a café, restaurant, or similar use, and/or food takeout service, shall install, at its expense, such improvements as are unique to said business as may be required by any governmental authority, and shall install, at Tenant’s expense, fire protective systems in grill, deep fry and cooking areas, and such system when installed shall qualify for full fire protective credit allowed by the fire insurance rating and regulatory body in whose jurisdiction the Premises are located.

14.                    INDEMNIFICATION OF LANDLORD - LIABILITY INSURANCE BY TENANTS. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims against Landlord and the Prior Interest Holders for damage to goods, wares and merchandise, in, upon or about the Premises and for injuries or death to persons in or about the Premises, from any cause arising at any time. Tenant shall hold Landlord and the Prior Interest Holders free and harmless from death or injury to any person, or damage to the goods, wares, merchandise or other property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided.

During the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, but for the mutual benefit of Landlord, the Prior Interest Holders and Tenant, maintain general public liability insurance against claims for injury or death to persons or damage to property occurring in, upon or about the Premises and on any sidewalks directly adjacent to the Premises. The limitation of liability of such insurance shall be not less than Three Hundred Thousand Dollars ($300,000) with respect to injury or death of any one person and to the limit of not less than Five Hundred Thousand Dollars ($500,000) with respect to any one accident and to the limit of not less than One Hundred Thousand Dollars ($100.000) with respect to property damage. All such policies of insurance shall be written by an insurance company approved by Landlord, and shall be issued in the name of Landlord, the Prior Interest Holders and Tenant for the mutual and joint benefit and protection of such parties, and such policies of insurance or copies thereof shall be delivered to Landlord.**

15.                    FREE FROM LIENS. Tenant shall keep the Premises and the Shopping Center free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant whether incurred in connection with Tenant’s original fixturization, or subsequent alterations or repairs.

16.                    SIGNS. Tenant shall not place or permit to be placed any sign upon the exterior, or in the windows (or within two (2) feet thereof), of the Premises without landlord’s prior written consent, nor shall Tenant change the color or exterior appearance of the Premises without Landlord’s prior written consent. Landlord’s approved sign criteria drawings are attached hereto as an Exhibit, or if not available as of the execution of this Lease shall be provided to Tenant by Landlord prior to the commencement of the term hereof. Tenant shall at its sole cost and expense prepare sign construction drawings, in accordance with said criteria drawings, which shall be submitted to Landlord for Landlord’s written approval. Tenant shall install a sign in accordance with the approved sign construction drawings within thirty (30) days after the commencement of the term of this Lease.*

17.                    SPECIAL SALES. Tenant shall not without Landlord’s prior written consent display or sell merchandise outside the defined exterior walls and permanent doorways of the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding. Tenant shall not conduct a going out of business sale without Landlord’s prior written consent.

18.                    UTILITIES. Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service, and all other public services and services of utilities used in, upon or about the Premises by Tenant or any of its sub tenants, licensees or concessionaires during the term of this Lease. If any utility is not separately metered, Tenant shall reimburse Landlord for Tenant’s pro rata cost of said service. In the event Tenant utilizes an inordinate amount of a utility which is not separately metered, Tenant’s share will be appropriately adjusted.

19.                    ENTRY AND INSPECTION. Tenant shall permit Landlord, the Prior Interest Holders and their agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are located, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs of Tenant, or for the purpose of placing upon the property in which the Premises are located any usual or ordinary “For Sale” signs. Landlord and the Prior Interest Holders shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “For Lease” signs, and during such ninety (90) day period Landlord or its agents may, during normal business hours, enter the Premises and exhibit same to prospective lessees.

*                    Landlord agrees that Tenant, at Tenant’s own cost and expense, may install the Arriba Street monument and all other building signs set forth on Exhibit “C” hereof. In addition, Tenant shall have the right to install window lettering or decals customary with other Cal-Fed locations. However, no signs shall be installed until all required governmental permits and approvals have been obtained and Tenant has paid all fees pertaining thereto.

**             Notwithstanding anything herein contained. Landlord hereby acknowledges that Tenant shall have the right to self-insure.

20.                    DAMAGE AND DESTRUCTION OF THE PREMISES.  In the event (a) of partial or total destruction of the Premises or the building in which the Premises are located during the term of this Lease which requires repairs to either the Premises or said building, or (b) the Premises or the building in which the Premises are located are declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s acts, omissions, uses or occupation, which declaration requires repairs to either the Premises or said building. Landlord shall forthwith make said repairs, provided Tenant gives to Landlord thirty (30) days prior written notice of necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of guaranteed minimum monthly rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. However, if, (i) during the last four (4) years of the term of this Lease the building in which the Premises are located is damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five percent (25%) of its then replacement cost (excluding foundation(s)); or (ii) the building is so damaged at anytime by a casualty not insured against; or (iii) fifty percent (50%), or more, of the total floor area of the buildings in the Shopping Center are damaged or destroyed by any casualty, at anytime, Landlord or Tenant may within thirty (30) days following the date such damage occurs terminate this Lease by written notice to Tenant. If Landlord, however, elects to make repairs, and provided Landlord uses due diligence in making said repairs, this Lease shall continue in full force and effect, and the guaranteed minimum monthly rental shall be proportionately reduced as hereinabove provided. If Landlord elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

In respect to any partial or total destruction (including any destruction necessary in order to make repairs required by any such declaration of any authorized public authority) which Landlord is obligated to repair or may elect to repair under the terms of this Article 20, Tenant waives any statutory right Tenant may have otherwise had to cancel this Lease as a result of such destruction.

21.                    ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease, or any interest therein (including but not limited to encumbering this Lease), and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord. Landlord shall not unreasonably withhold its consent to a sublease. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent of any subsequent assignment, subletting, occupation or use by another person. Consent to an assignment shall not release Tenant from liability for the continued performance of the terms and provisions on the part of Tenant to be kept and performed, unless Landlord specifically releases Tenant from said liability in writing. Any assignment or subletting without the prior written consent of Landlord shall be void, and shall, at the option of Landlord, terminate this Lease. Neither this Lease nor any interest therein shall be assignable, as to the interest of Tenant, by operation of law, without the prior written consent of Landlord.

22.                    DEFAULT. If Tenant fails to make any payment required by the provisions of this Lease, when due, or fails within thirty (30) days after written notice thereof to correct any breach or default of the other covenants, terms or conditions of this Lease, or if Tenant abandons the Premises before the end of the term, Landlord shall have the right at any time thereafter to elect to terminate this Lease and Tenant’s right to possession hereunder. Upon such termination, Landlord shall have the right to recover against Tenant:

(a)                      The worth at the time of award of the unpaid rent which had been earned at the time of termination;

(b)                     The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

(c)                      The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

(d)                     Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) above shall be computed by allowing interest at Union Bank’s prime rate in effect from time to time (i.e. floating), but not more than the maximum rate allowed by law. The worth at the time of award of the amount referred to in subparagraph (c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

Such efforts as Landlord may make to mitigate the damages caused by Tenant’s breach of this Lease shall not constitute a waiver of Landlord’s right to recover damages against Tenant hereunder, nor shall anything herein contained affect Landlord’s right to indemnification against Tenant for any liability arising prior to the termination of this Lease for personal injuries, wrongful death and/or property damage, and Tenant shall indemnify and hold Landlord harmless from any such injuries and damages, including all attorney’s fees and costs incurred by Landlord in defending any action brought against Landlord for any recovery thereof, and in enforcing the terms and provisions of this indemnification against Tenant.

Notwithstanding any of the foregoing, the breach of this Lease by Tenant, or an abandonment of the Premises by Tenant, shall not constitute a termination of this Lease, or of Tenant’s right of possession hereunder, unless and until Landlord elects to do so, and until such time Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover guaranteed minimum monthly rental, percentage rental, additional rent, and all other payments to be made by Tenant hereunder, as they become due; provided, however, that until such time as Landlord elects to terminate this Lease, and Tenant’s right of possession hereunder, Tenant shall have the right to sublet the Premises, subject only to the written consent of Landlord, which consent shall not be unreasonably withheld.

As security for the performance by Tenant of all of its duties and obligations hereunder, Tenant does hereby assign to Landlord the right, power and authority, during the continuance of this Lease, to collect the rents, issues and profits of the Premises, reserving unto Tenant the right, prior to any breach or default by it hereunder, to collect and retain said rents, issues and profits as they become due and payable. Upon any such breach or default, Landlord shall have the right at any time thereafter, without notice except as provided for above, either in person, by agent or by a receiver to be appointed by a court, to enter and take possession of the Premises and collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Landlord may determine.

The parties hereto agree that acts of maintenance or preservation or efforts to re-lease the Premises, or the appointment of a receiver upon the initiative of Landlord to protect the interests of Landlord under this Lease shall not constitute a termination of Tenant’s right of possession for the purposes of this paragraph, unless accompanied by a written notice from Landlord to Tenant of Landlord’s election to so terminate.

23.                    INSOLVENCY OF TENANT. In the event all or substantially all of Tenant’s assets are placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship shall continue for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated a bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act wherein Tenant seeks to be adjudicated a bankrupt, or seeks to be discharged of its debts, or should any voluntary proceeding be filed against Tenant under such bankruptcy laws and Tenant consents thereto or acquiesces therein by pleading or default, then this Lease or any interest in and to the Premises which Tenant may have shall not become an asset in any of such proceedings and, in any of such events and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, Landlord shall have the option to declare the term hereof ended, to re-enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim therein or hereunder.

24.                    SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger unless so desired by Landlord, and shall, at the option of Landlord, terminate all or any existing sub leases or subtenancies (even though Landlord may have consented to same), or may, at the option of Landlord, operate as an assignment to him of any or all of such subleases or subtenancies.

25.                    SALE OF PREMISES BY LANDLORD. In the event of a sale by Landlord of the Premises Landlord shall be released of all liability under each of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed without any further agreement between the parties or their successors in interest or between the parties and any successors in interest to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

26.                    CONDUCT OF BUSINESS. Subject to the provisions of Article 20, hereof, Tenant shall continuously and uninterruptedly during the entire term hereof conduct and carry on Tenant’s business in the Premises and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during the usual business hours of each and every business day as is customary* to be open for business; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts, or similar causes beyond the reasonable control of Tenant (financial inability excepted), or closed for not more than three (3) days out of respect for the memory of any deceased officer or employee of Tenant, or the relative of any such officer or employee. In the event Tenant fails to continuously and uninterruptedly conduct its business as required by this Section 26, Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the guaranteed minimum monthly rental herein provided, but supplemental rent at the rate of one thirtieth (1/30) of the minimum guaranteed monthly rent herein provided for each and every day that the Tenant shall fail to conduct its business. Tenant shall at all times conduct its business in a dignified, nonoffensive manner. The Premises shall be adequately stocked with merchandise and shall be maintained in a neat, clean and orderly condition. No noise or vibrations shall be emitted outside of the Premises as a result of any equipment installed or utilized by Tenant within the Premises or as a result of Tenant’s use of or operations at the Premises.

27.                    ATTORNEY’S FEES. If Landlord is involuntary made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, then Tenant shall hold Landlord harmless from all costs, liabilities, damages and expenses by reason thereof, including attorneys’ fees and all costs incurred by Landlord in such litigation.

If either Landlord or Tenant shall commence any legal proceedings against the other with respect to any of the terms and conditions of this Lease, the non-prevailing party therein shall pay to the other all expenses of said litigation, including attorneys’ fees and costs as may be fixed by the court having jurisdiction over the matter. The parties hereto agree that the State of California is the proper jurisdiction for litigation of any matters relating to this Lease, with venue in Orange County, and service mailed to the address of Tenant set forth herein shall be adequate service for such litigation.

29.                    HOLDING OVER. Any holding over after the expiration of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, cancellable upon thirty (30) days written notice, upon each of the terms and conditions as existed during the last year of the term of this Lease.

*                    for Tenant’s other branches

30.                    NOTICES AND CONSENTS.  Notice or demand shall be given or served, and shall not be deemed to have been duly given or served, unless in writing and personally delivered, or forwarded by certified mail return receipt requested, address as follows:

If to Landlord:	P. O. Box 3060
Newport Beach, CA [Illegible] 92658
714-760-8591

If to Tenant:	5670 Wilshire Blvd.
Los Angeles, CA 90036
ATTN: Property Management & Construction

Either party may change such address by written notice by certified mail to the other.

31.                    SUCCESSORS IN INTEREST. The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of each party hereto; and if there is more than one person or entity who is the tenant hereunder, all of such parties shall be jointly and severally liable hereunder.

32.                    TENANT’S PERFORMANCE. Without affecting any other right or remedy of Landlord hereunder, in the event Tenant shall fail within any time limits which may be provided herein to complete any work or perform any other requirements to be performed by Tenant prior to the commencement of the term hereof, or in the event Tenant shall cause a delay in the completion of any work, Landlord may send Tenant written notice of said default and if said default is not corrected within ten (10) days thereafter, Landlord may, by written notice prior to Tenant’s curing of said default, terminate this Lease. Landlord shall be entitled to retain as liquidated damages all deposits made hereunder and such improvements as Tenant may have annexed to the Premises which cannot be removed without damage thereto.*

33.                    FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lock-outs, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Article 33 contained shall excuse Tenant from the prompt payment of any rental or other amount which Tenant is required to pay Landlord hereunder, except as may be expressly provided elsewhere in this Lease.

34.                    PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Lease shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

35.                    MARGINAL CAPTIONS. The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a pan hereof.

36.                    TIME. Time is of the essence of this Lease.

37.                    SUBORDINATION, ATTORNMENT. This Lease, at Landlord’s option, shall be subordinate to the lien of any deed of trust or mortgage subsequently placed upon the real property of which the Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that as to the lien of any such deed of trust or mortgage Tenant’s right to quiet possession of the Premises shall not be disturbed as a result of such subordination. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

If upon any sale, assignment, or hypothecation of the Shopping Center, the Premises or the land thereunder by Landlord, or at any other time, an estoppel certificate and/or financial statement shall be requested of Tenant, Tenant shall, within ten (10) days thereafter, deliver such financial statement, and such estoppel

*                    Tenant is in the process of developing a set of working drawings for the initial interior improvements of the Premises that are necessary for Tenant to adequately conduct its business on the Premises. It will be the responsibility of Tenant to construct such tenant improvements and to install any trade fixtures set forth on such working drawings. Tenant agrees to furnish said working drawings to Landlord within one hundred twenty (120) days of the date hereof and said working drawings shall be approved by Landlord in its reasonable discretion.

certificate (in recordable form) addressed to any such proposed mortgagee or purchaser or to Landlord, certifying the requested information, including among other things the dates of commencement and termination of this Lease, the amount of the security deposit, if any, and that this Lease is in full force and effect (if such be the case) and that there are no differences, offsets or defaults of Landlord, or noting such differences, offsets or defaults as actually exist. Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estoppel certificate and financial statement. Tenant shall in the same manner acknowledge and execute any assignment of rights to receive rents as required by any mortgagee of Landlord.

38.                     REVISION OF SITE PLAN. Tenant acknowledges that the Site Plan may be preliminary and that prior to the commencement of the term hereof Landlord may revise the Site Plan and change the location of the Premises; provided, however, relocation of the Premises shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld. In the event Tenant does not approve said relocation, Tenant may cancel this Lease, in which event any security deposit or prepaid rent paid by Tenant shall be refunded to Tenant, and neither party shall thereafter have any further obligations to each other pursuant to this Lease.

39.                     CONDEMNATION. In the event of a condemnation, or a transfer in lieu thereof, in which twenty percent (20%) or more of the Premises is taken, or in the event as a result of such taking or transfer in lieu thereof, Landlord is unable to provide the parking required by Article 8 hereof, either Landlord or Tenant may, upon written notice given within thirty (30) days after such taking or transfer in lieu Thereof, terminate this Lease. Landlord shall receive the entire award in such condemnation proceeding. Tenant shall not be entitled to share in any portion of the award, and Tenant hereby expressly waives any right or claim to any part thereof. Tenant shall, however, have the right to claim and recover, only from the condemning authority (but not from Landlord), any amounts necessary to reimburse Tenant for the cost of removing stock, movable equipment and trade fixtures.

40.                     NO ORAL AGREEMENTS. This Lease covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Lease, and all preliminary negotiations and agreements of whatsoever kind or nature (including discussions with brokers, agents, attorneys and/or employee of Landlord) are merged herein, and there are no oral agreements or implied covenants.

41.                     NEGOTIATED TRANSACTION. The provisions of this Lease shall be deemed to have been drafted by all of parties hereto.

42.                     IMPOUND FOR EXPENSES. As hereinbefore provided, Tenant is obligated to reimburse Landlord for Tenant’s share of certain costs and expenses, which reimbursement is payable as additional rent. Rather than bill and collect said reimbursement in arrears, Landlord may estimate Tenant’s share of said costs and expenses for a period not more than twelve (12) months in advance, and may collect and impound Tenant’s estimated share in advance on a basis not more frequently than monthly. On or before August 15th of each year, Landlord shall provide to Tenant a reconciliation of Tenant’s account for the twelve (12) month period ending the preceding June 30. Said reconciliation shall set forth in reasonable detail the costs and expenses paid by Landlord, and shall include a computation as to Tenant’s pro rata share. In the event Tenant has overpaid its share of said costs and expenses, Landlord shall accompany said reconciliation with a refund of said overpayment, and in the event of an underpayment, Tenant shall pay to Landlord said underpayment within ten (10) days after receipt of said reconciliation.

43.                     RULES AND REGULATIONS. Except in connection with the operation of a pet store or veterinary office, no animals, birds, or pets shall be kept in or about the premises. No video, electronic game machines, or vending machines shall be installed, maintained, or operated within the Premises without the written consent of the Landlord. Landlord may from time to time adopt reasonable non-discriminatory rules and regulations with respect to the Shopping Center.

44.                     OPTIONS TO EXTEND. See Addendum.

IN WITNESS WHEREOF, the parties have duly executed this Lease on the date first above written at Newport Beach, California.

LANDLORD:	LA JOLLA INVESTORS
	By:	PACIFIC DEVELOPMENT GROUP

By:

By:

TENANT:	CALIFORNIA FEDERAL SAVINGS AND LOAN
ASSOCIATION

	By:	/s/ James C. Mears
James C. Mears – Sr. Vice President

	By:	/s/ Leslie A Lordon
Leslie A. Lordon – Asst. Secretary

ADDENDUM

44.                     OPTIONS TO EXTEND.

Provided that Tenant is not then in default under the terms of this Lease, Tenant shall have two (2) successive options to extend the term hereof, each extension to be for a period of five (5) years. Each of said options shall be exercised by written notice to Landlord, delivered not less than six (6) months prior to the expiration of said term. Each of the option periods shall be on the same terms and conditions contained herein except that the initial Guaranteed Minimum Monthly Rental during the initial option period shall be an amount determined by multiplying the Guaranteed Minimum Monthly Rental in effect upon the commencement of the initial lease term by a fraction (i) which fraction shall have as its numerator the Consumer Price Index in effect for the month preceding the commencement of the option period and (ii) which fraction shall have as its denominator the Consumer Price Index in effect for the month preceding the commencement of the initial lease term. However, in no event shall the initial Guaranteed Minimum Monthly Rental during the initial option period be less than the Guaranteed Minimum Monthly Rental in effect immediately preceding the commencement of the option period.

Effective on July 1st of each year during the option periods of this Lease, the Guaranteed Minimum Monthly Rental shall be adjusted by multiplying the Guaranteed Minimum Monthly Rental then in effect by a fraction, (i) which fraction shall have as its numerator the Consumer Price Index for the preceding month of June and (ii) which fraction shall have as its denominator the Consumer Price Index for the month of June for the prior year (except during the first year of the initial option period of this Lease, the month during which the option period commences shall be used rather than June of the prior year). However, in no event shall the rent be reduced below that Guaranteed Minimum Monthly Rental in effect immediately preceding such adjustment.

The Consumer Price Index to be used is the Consumer Price Index for All Urban Consumers - All Items, for the United States, published monthly by the United States Department of Labor, in which 1967 equals 100. If said Consumer Price Index is no longer published at the adjustment date, it shall be constructed by conversion tables included in such new Index.

PARCEL 1
PARCEL 2
PARCEL 3
PARCEL 4
PARCEL 5
REGENTS ROAD
ARRIBA STREET
PALMILLA DRIVE

SUMMARY

PARKING PROVIDED

PARKING RATIO

VICINITY MAP

# COLONY PLAZA LA JOLLA, CA.

## PACIFIC DEVELOPMENT GROUP

EDWARD L. OREMEN A.I.A. ARCHITECTURE AND PLANNING SAN DIEGO, CALIFORNIA

EXHIBIT A

EXHIBIT “B”

Landlord shall provide Tenant with a “shell building” consisting only of: exterior walls, not including the storefront (masonry and/or stud walls not including paint, drywall or insulation), foundations (not including concrete floor slab), roof, rear door at location to be approved by Landlord, and the following utilities: one (1) 200-amp service to be located in a separate electrical room and primary electrical conduits (without cable) to Tenant’s space; one (1) four inch (4”) sewer lateral stubbed to Tenant’s space, and one (1) one and one-half inch (1.5”) water service lateral (not including water meter or related fees). All utilities will be stubbed and capped to the demised premises. Tenant shall be responsible for furnishing and installing all secondary electrical conduit and/or wiring from the point of connection of Landlord’s work to the actual Tenant electrical panel. Tenant shall be responsible for all fees, permits, or utilities charges necessitated by Tenant’s use of the Premises.

Tenant agrees to complete and fixturize said Premises in accordance with plans and specifications to be prepared by Tenant and approved by Landlord. Landlord shall pay to Tenant the sum of THIRTY THOUSAND DOLLARS ($30,000.00) as Landlord’s contribution to the cost of Tenant’s improvements, which sum shall be paid within ten (10) days following the commencement of the term hereof.

AMENDMENT NO. 1

This AMENDMENT NO. 1 is made this 18th day of December, 1995 (the “Effective Date”) of the Lease dated February 10, 1987, by and between La Jolla/Youngman, a general partnership (“Landlord”) and Great Western Bank, a Federal Savings Bank (“Tenant”),

WHEREAS, the parties desire to amend the above referred Lease.

NOW, THEREFORE, said Lease is hereby amended as follows:

1.                          The language appearing as Article 3, page 1, lines 45 through 56 is hereby deleted and therefore substituted is the following language: “3. TERM. The term of this Lease shall commence on September 1, 1987 and shall expire on December 31, 2002.” See Article 44.

2.                          Effective on January 1, 996, the Guaranteed Minimum Monthly Rental currently being paid shall be reduced to Five Thousand Eight Hundred Fifty Dollars ($5,850.00) per month.

3.                          The language appearing as Article 4(b), pages 1 and 2 is hereby deleted in its entirety and therefore substituted is the following language. “4(b) INCREASES IN GUARANTEED MINIMUM MONTHLY RENTAL. Effective on July 1, 1996 the Guaranteed Minimum Monthly Rental shall be increased to Six Thousand Dollars ($6,000.00) per month. Effective July 1, 1997 the Guaranteed Minimum Monthly Rental shall be increased to Six Thousand Four Hundred Twenty Dollars ($6,420.00). Effective July 1, 1998 and each July 1st thereafter during the term of this Lease, the Guaranteed Minimum Monthly Rental shall be adjusted by multiplying the Guaranteed Minimum Monthly Rental then in effect by a fraction (i) which fraction shall have as its numerator the Consumer Price Index for the preceding month of April and (ii) and shall have as its denominator the Consumer Price Index for the month of April for the prior year. In no event shall the Guaranteed Minimum Monthly Rental be decreased from the Guaranteed Minimum Monthly Rental in effect immediately before each adjustment, nor shall the Guaranteed Minimum Monthly Rental be increased by more than three and one-half percent (3.5%) on any adjustment date (except as hereinabove provided). The phrase Consumer Price Index shall mean the Consumer Price Index for All Urban Consumers - All items for the United States as published monthly by the United States Department of Labor in which 1982-84 equals 100. If the Consumer Price Index is no longer published at an adjustment date, then the most similar index published by any branch or department of the United States Government shall be used, and if none is published, then another non-partisan index evaluating the information theretofore used in compiling the Consumer Price Index and generally recognized as authoritative on the impact of cost of living increases on commercial property rentals shall be used.”

4.                          The language appearing as Article 44, page 12 is hereby deleted in its entirety and therefore inserted is the following language: “44: OPTION TO EXTEND. Provided that Tenant is not then in default under the terms and conditions contained in this Lease, Tenant shall have the option to extend the term of this Lease for two (2) five (5) year periods, by delivering written notice of its election to extend the option not less than six (6) months prior to the expiration of the then unexpired term of this Lease. Each extended term shall be under the same terms and conditions contained in this Lease, including specifically Section 4(b).”

5.                          In addition to the language set forth in the Master Lease, Item 21 Assignment and Subletting, the following language shall apply: Upon Tenant’s request for approval and submittal of a sublease agreement, Landlord shall have up to 15 days to review and approve Tenant’s sublease request. In the event Landlord does not response within the agreed upon 15 day period, then the request to sublease shall be deemed approved.

This AMENDMENT NO. 1 has been executed on the date first hereinabove written.

“LANDLORD”

LA JOLLA INVESTORS,
a California general partnership

By:	/s/ Steven Park Grant
Steven Park Grant, Trustee
of the Grant Family Trust of 1991

By:	/s/ Steven Park Grant
Steven Park Grant, Trustee
of the Steven Park Grant, Jr. Trust,
Dated January 27, 1986

By:	/s/ Steven Park Grant
Steven Park Grant, Trustee
of the Catherine Louise Grant Trust,
Dated January 27, 1986

By:	/s/ Steven Park Grant
Steven Park Grant, Trustee
of the Robert Rollins Grant Trust,
Dated January 27, 1986

YOUNGMAN TRUST

/s/ Arn K. Youngman
Arn K. Youngman

TENANT

GREAT WESTERN BANK,
a Federal Savings Bank

By:	/s/ Sharon Driben
Regional V.P.

EXHIBIT “B”

WORKLETTER AGREEMENT

All capitalized terms herein that are defined in the Sublease to which this Exhibit is attached shall have the meanings provided for them in the Sublease. The term “Subtenant’s Work” shall mean any work performed by Subtenant, whether Subtenant’s work with respect to Initial Subtenant’s Improvements, if applicable, or work subsequent thereto. In addition to all the requirements herein, Subtenant’s Work shall comply in all respects with the Master Lease.

SECTION I                                                                       DELIVERY OF PREMISES BY SUBLANDLORD

1.         Except as otherwise specifically set forth in the Sublease, Subtenant shall take the Premises in the presently existing “AS IS” condition and all work to be performed at the Premises shall be performed by Subtenant at Subtenant’s sole cost and expense.

2.         Sublandlord does not warrant any information Sublandlord may have furnished or will furnish Subtenant regarding the Premises. It shall be Subtenant’s responsibility to verify existing field conditions and measurements of the Premises, prior to the Commencement Date. Subtenant’s failure to verify the existing conditions and measurements of the Premises shall not relieve Subtenant of any expenses or responsibilities resulting from such failure, nor shall Sublandlord have any liability or obligations to Subtenant arising from such failure.

SECTION II                                                                   SUBTENANT’S WORK

1.         Subtenant shall perform Subtenant’s Work in accordance with all laws, rules and ordinances (“Laws”) applicable to the Premises, including, without limitation, the building codes of the jurisdiction in which the Premises is located and all requirements of the American With Disabilities Act.

2.         Subtenant’s Work and, except to the extent as may be specifically otherwise provided in the Sublease, all subsequent work in the Premises which Subtenant may wish to perform, shall be subject to the advance written approval by Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed.

3.         Subtenant shall, prior to commencement of Subtenant’s Work and at Subtenant’s sole cost and expense, obtain all required building and other permits and post said permits at the Premises as required.

4.         The loads imposed by Subtenant’s Work (including dead and live loads) shall not exceed the allowable load capacity of the existing structural systems and components thereof. Subtenant shall ensure at its sole cost that all floors in the Premises remain level at all times.

5.         Subtenant shall use only new or like-new materials for Subtenant’s Work, including improvements, equipment, trade fixtures and all other fixtures. Notwithstanding the foregoing, Subtenant may reuse portions of existing improvements subject to Sublandlord’s prior written approval, which approval not to be unreasonably withheld, conditioned or delayed, provided that said approval shall in no manner relieve Subtenant from the requirement that Subtenant’s Work comply with this Sublease and all applicable laws. Sublandlord makes no warranty or representation as to the condition or suitability of existing improvements reused by Subtenant.

6.         Subtenant shall make no marks or penetrations into the roof, upper floor decks, exterior walls, or floors, unless approved by Sublandlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed.

7.         If any Subtenant’s Work being performed by Subtenant to connect to utilities requires access through space occupied by any other tenant or otherwise will affect any other tenant and Sublandlord has approved such Subtenant’s Work, Subtenant shall be responsible for coordinating such Work with such other tenant, restoring said tenant’s premises to its original condition following such Work, repairing any damages to said Subtenant’s personal property and compensating said other tenant for any costs or expenses incurred by it on account of such Work.

8.         Subtenant shall retain Sublandlord’s and/or Master Lessor’s identification signs or, at Subtenant’s cost, provide new signs for Sublandlord’s and/or Master Lessor’s utilities, valves, and other such devices in the Premises.

9.         Sublandlord may, at its election, require testing as to the affect of Subtenant’s Work on the structural components of the building (the “Building”) and/or the Premises and major Building systems (i.e., fire/life safety issues, code compliance, and plumbing and electrical systems), and Subtenant shall cooperate with any reasonable testing procedure.

10.       No approval from Sublandlord with respect to any aspect of Subtenant’s Work shall be valid unless in writing and signed by an authorized representative of Sublandlord.

11.       Subtenant acknowledges that the Sublease Commencement Date shall not be delayed due solely to the fact that Subtenant’s Work has not been completed by such dates or due solely to the fact that Subtenant is not open for business as of such dates.

SECTION III                     PROCEDURES AND SCHEDULES FOR THE COMPLETION OF PLANS  AND SPECIFICATIONS

1.         Subtenant shall submit to Sublandlord such information on Subtenant’s planned electrical and mechanical usages at the Premises as may be reasonably requested by Sublandlord (herein referred to as “Plans”). Subtenant shall accurately indicate on the Plans any existing equipment or conditions that Subtenant proposes to reuse.

2.         Subtenant shall submit its Plans to Sublandlord prior to commencement of any work. The Plans shall include interior floor plans, mechanical plans, electrical plans, plumbing plans, and signage design, size and location. Sublandlord shall use reasonable efforts to send notification to Subtenant that it approves or disapproves the Plans within ten (10) business days after receipt thereof (Sublandlord’s approval not to be unreasonably withheld). If Sublandlord disapproves, Subtenant shall within ten (10) days after receipt of Sublandlord’s disapproval, send Sublandlord revised Plans addressing Sublandlord’s comments. This procedure shall be repeated until Sublandlord has approved the Plans.

3.         The approval by Sublandlord or Sublandlord’s agent of the Plans shall not constitute an implication, representation or certification by Sublandlord or Sublandlord’s agent that the Plans are accurate, sufficient, efficient or in compliance with insurance and indemnity requirements, or any Laws the responsibility for which belongs solely to Subtenant.

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SECTION IV                                                              PERMITS AND APPROVALS

Subtenant, at Subtenant’s cost, shall apply for, seek and obtain all permits, licenses and approvals required for applicable governmental entities for construction of Subtenant’s Work. Copies of all such permits and approvals shall be submitted to Sublandlord before any construction work for Subtenant’s Work commences. Subtenant’s Work shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) Project material manufacturer’s specifications.

SECTION V                                                                  CONSTRUCTION

1.         Subtenant hereby appoints Robert Hildt (“Subtenant’s Representative”) to act on its behalf and represent its interests with respect to all matters requiring Subtenant actions in this Agreement. All matters requiring the consent, authorization or other actions by Subtenant with respect to matters set forth in this Agreement shall be in writing and signed by the Subtenant’s Representative. No consent, authorization, or other action by Subtenant with respect to the matters set forth in this Agreement shall bind Subtenant unless in writing and signed by the Subtenant’s Representative. Sublandlord hereby appoints                         to act on its behalf and represent its interests with respect to all matters requiring Sublandlord action in this Agreement (“Sublandlord’s Representative”). All matters requiring the consent, authorization or other actions by Sublandlord with respect to matters set forth in this Agreement shall be in writing and signed by the Sublandlord’s Representative. No consent, authorization, or other action by Sublandlord with respect to the matters set forth in this Agreement shall bind Sublandlord unless in writing and signed by the Sublandlord’s Representative.

2.         Prior to commencement of Subtenant’s Work at the Premises, Subtenant shall, in addition to complying with all other terms and conditions herein, furnish Sublandlord the following:

a.        Evidence of insurance evidencing the insurance required of Subtenant and Subtenant’s general contractors as provided in this Exhibit.

b.        A copy of the building permit(s), license(s) and approvals.

3.         Subtenant shall coordinate Subtenant’s Work with other construction work at the Building, if any.

4.         Prior to the commencement of construction, Sublandlord shall have the right to post, in a conspicuous location, on the Premises, a notice of non-responsibility.

5.         Subtenant shall place all trash in trash containers at a pick-up area or areas designated by Sublandlord. Subtenant shall furnish its own trash containers at its cost unless Sublandlord elects to furnish the containers. Subtenant shall provide trash removal service at Subtenant’s own cost from the pick-up areas unless Sublandlord elects to provide the trash removal service. Subtenant shall not permit trash to accumulate within the Premises or in the Common Areas or exterior areas of the Building. Subtenant shall be solely responsible for removal from the

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Premises and legal disposal of any containers considered as hazardous waste by applicable law and Subtenant shall take all precautions to assure that such containers are not placed in Sublandlord’s disposal containers.

6.         All Subtenant’s Work shall be performed so as to cause the least possible interference with Sublandlord’s existing business operations in the Building and other Subtenants of the Building, if applicable, and Sublandlord shall have the right to impose reasonable requirements with respect to timing and performance of the Work in order to minimize such interference. Subtenant’s Work causing noise, odor or vibration at the Premises (e.g., concrete cutting) shall be performed only during hours as directed by Sublandlord.

7.         Construction equipment and materials are to be located in confined areas and truck traffic is to be routed to and from the site as directed by Sublandlord so as not to burden the construction or operation of the Building. All Work shall be confined to the Premises.

8.         Subtenant shall cause its general contractor and all subcontractors to maintain during the construction period the following insurance: (i) commercial general liability insurance, with limits of not less than $2,000,000 per occurrence (the portion of such coverage over $1,000,000 may be provided under an umbrella or excess liability policy), for personal injury, bodily injury or death or property damage or destruction, arising out of or relating to the contractor’s work at or in connection with the Premises and completed operations for one (1) year following job completion and shall provide for a waiver of subrogation by the insurance company; (ii) worker’s compensation insurance with respect to each contractor’s workers at the site or involved in the Subtenant’s Work, in the amount required by statute; (iii) employer’s liability insurance in the amount of at least $1,000,000 per accident and at least $1,000,000 for disease, each employee; (iv) comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles, including the loading and unloading thereof, with limits of not less than $2,000,000 per occurrence (the portion of such coverage over $1,000,000 may be proved under an umbrella or excess liability policy); and (v) builder’s risk property insurance upon the entire Subtenant’s Work to the full replacement cost value thereof. Sublandlord, Sublandlord’s managing agent, Master Lessor and other such parties as designated by Sublandlord, shall be additional insureds under the insurance required under clause (i) of this paragraph, naming owner/Sublandlord, Subtenant, general contractor, and all subcontractors. All insurance required hereunder shall be provided by responsible insurers rated at least “A” and “VIII” in the then current edition of Best’s Key Rating Insurance Guide and shall be licensed in the State in which the Building is located. Subtenant shall provide, or cause its contractors to provide, evidence of such insurance prior to any Subtenant’s Work being performed at the Premises. Such evidence shall state that the coverage may not be changed or cancelled without at least thirty (30) day’s prior written notice to Sublandlord. Certificates for all insurance carried pursuant to this section shall be delivered to Sublandlord before the commencement of any of Subtenant’s Work and before any equipment is moved onto or adjacent to the Premises for the purposes of such Subtenant’s Work.

9.         Upon substantial completion of Subtenant Improvements, as evidenced by a Subtenant certificate of occupancy or a temporary certificate of occupancy for the Premises, Subtenant shall notify Sublandlord. Subtenant shall furnish Sublandlord a copy of a certificate of occupancy for the Premises before Subtenant opens for business.

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10.       Costs of all Subtenant Work shall be paid promptly by Subtenant, and Subtenant shall have no authority to cause liens or other encumbrances to attach as to the Premises. Subtenant shall reimburse Sublandlord for the reasonable fees and expenses payable by Sublandlord in connection with Sublandlord’s approvals and inspections hereunder. Prior to Subtenant’s opening for business, Subtenant shall deliver to Sublandlord mechanic’s lien reSubleases or other evidence reasonably satisfactory to Sublandlord that no liens have been filed in connection with the Subtenant’s Work and that no liens can reasonably be expected to be filed.

11.       Sublandlord shall have the right to inspect the Subtenant Work at all times, provided however, that Sublandlord’s failure to inspect the Subtenant Work shall in no event constitute a waiver of any of Sublandlord’s rights hereunder nor shall Sublandlord’s inspection of the Subtenant’s Work constitute Sublandlord’s approval of the same. In addition, if the laws, ordinances, rules, regulations or orders of any public authority having jurisdiction require any of the Subtenant’s work to be inspected, tested or approved, Subtenant shall give Sublandlord timely notice of its readiness and of the date arranged in order that Sublandlord may observe such inspection, testing or approval. Subtenant shall reimburse Sublandlord for the reasonable fees and expenses payable by Sublandlord’s inspection hereunder. Should Sublandlord disapprove any portion of the Subtenant’s Work, Sublandlord shall notify Subtenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproved by Sublandlord of, the Subtenant’s Work shall be rectified by Subtenant at no expense to Sublandlord, provided however, that in the event Sublandlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Subtenant’s Work and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Project, the structure or exterior appearance of the Project or any other Subtenant’s use of such other Subtenant’s Subleased premises, Sublandlord may, take such action as Sublandlord deems necessary, at Subtenant’s expense and without incurring any liability on Sublandlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Subtenant’s Work until such tine as the defect, deviation and/or matter is corrected to Sublandlord’s satisfaction.

12.       Subtenant’s indemnity of Sublandlord as set forth in the Sublease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Subtenant or Subtenant’s Agent, or anyone directly or indirectly employed by any of them, or in connection with Subtenant’s non-payment of any amount arising out of the Subtenant’s Work and/or Subtenant’s disapproval of all or any portion of any request for payment. Such indemnity by Subtenant, as set forth in this Sublease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Sublandlord’s performance of any ministerial acts reasonably necessary (i) to permit Subtenant to complete the Subtenant Work, and (ii) to enable Subtenant to obtain any permit or certificate of occupancy for the Premises.

13.       Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Sublandlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Sublandlord.

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14.       Notwithstanding any provision to the contrary contained in this Sublease, if an event of default as described in the Sublease or this Agreement has occurred at any time on or before the substantial completion of the Premises, then all other obligations of Sublandlord under the terms of this Agreement shall be forgiven until such time as such default is cured pursuant to the terms of this Sublease (in which case, Subtenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Sublandlord).

15.       Sublandlord shall have no responsibility for the Subtenant’s Work and Subtenant will remedy, at Subtenant’s own expense, and be responsible for any and all defects in the Subtenant’s Work that may appear during or after the completion thereof whether the same shall affect the Subtenant’s Work in particular or any part of the Premises in general. Subtenant shall indemnify, hold harmless and reimburse Sublandlord for any costs or expenses incurred by Sublandlord by reason of any defect in any portion of the Subtenant’s Work constructed by Subtenant or Subtenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Subtenant’s Work.

16.       All of Subtenant’s contractors, subcontractors, employees, servants and agents must work in harmony with all shall not interfere with any labor employed by Sublandlord, or Sublandlord’s contractors or by any other Subtenant or its contractors with respect to any portion of the Project. Nothing in this Agreement shall, however, require Subtenant to use union labor.

17.       Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Sublandlord’s express written permission, which shall not be unreasonably withheld, conditioned or delayed, and shall be done only if an agent or employee of Sublandlord is present; Subtenant will reimburse Sublandlord for the expense of any such employee or agent.

18.       Subtenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Subtenant and/or maintenance of the electrical or plumbing work installed by Subtenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Subtenant.

Sublandlord will not check Subtenant drawings for building code compliance. Approval of the Construction Drawings by Sublandlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Subtenant’s responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Construction Drawings does not constitute assumption of responsibility by Sublandlord or its architect for their accuracy, sufficiency or efficiency, and Subtenant shall be solely responsible for such matters.

SECTION VI                                                              SUBTENANT IMPROVEMENT ALLOWANCE

Subtenant shall be entitled to a one-time payment by Sublandlord of an allowance in the maximum amount of $15,000 (the “Subtenant Improvement Allowance”) for the costs related to the design and actual cost of the Subtenant’s Initial Improvements, but payment or nonpayment thereof shall not relieve Subtenant of its responsibility and pay for all costs of the Subtenant’s Work. In no event shall Sublandlord have any obligation to disburse the Subtenant Improvement Allowance to Subtenant for any purpose other than Subtenant’s Work. In no event

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shall Sublandlord be obligated to make disbursements pursuant to this Workletter Agreement in an amount in a total amount which exceeds the Subtenant Improvement Allowance. No credit shall be given to Subtenant if the cost of the Subtenant’s Initial Improvements is less than the Subtenant Improvement Allowance.

The Subtenant Improvement Allowance shall be paid to Subtenant within sixty (60) days after mutual execution hereof, provided that Subtenant is not then in default and Subtenant has delivered to Sublandlord the following:

a.        Copies of any building permits required for the Subtenant’s Improvement Allowance;

b.        Policies or evidences thereof of all insurance required to be maintained by Subtenant and its contractors;

c.        Reasonable evidence that Subtenant has theretofore performed, in accordance with the Plans and other provisions of this Sublease, costing an amount at least equal to the amount of the Subtenant Improvement Allowance;

d.        Copies of invoices for such work marked “paid” by contractors and material suppliers; and

e.        Mechanic’s lien reSubleases from the general and all other contractors to the extent of the Subtenant Improvement Allowance, along with other evidence reasonably satisfactory to Sublandlord that no liens have been filed in connection with the Subtenant’s Intial Improvements and that no liens can reasonably be expected to be filed.

Within thirty (30) days after completion of Subtenant’s Initial Improvements, Subtenant shall provide the following to Sublandlord:

f.         Final copy of Subtenant’s As-Built Plans (with changes, if any, noted from the final approved Plans); and

g.        Certificate of Occupancy.

Sublandlord is authorized, at Sublandlord’s election, to disburse funds from the Subtenant Improvement Allowance on Subtenant’s behalf to Subtenants Contractor, Subtenant’s architect, Subtenant’s engineer, or any subcontractor, materials supplier or other party entitled to compensation in connection with Subtenant’s Work. Sublandlord shall provide Subtenant with a notice, together with copies of invoices and other appropriate documentation, identifying payments made from the Subtenant Improvement Allowance and stating the amount remaining in the Subtenant Improvement Allowance.

Subtenant may apply for and may receive a certificate of occupancy or temporary certificate of occupancy for the Premises, and thereby obtain substantial completion of the Subtenant’s Work, at a time when punch list items have yet to be completed. The Subtenant’s Work shall be deemed to be substantially complete even though such “punch list” items still remain to be performed.

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At its option, Sublandlord, at any time within three (3) years after final disbursement of the Subtenant Improvement Allowance to Subtenant, and upon at least ten (10) days prior written notice to Subtenant, may cause an audit to be made of Subtenant’s books and records relating to Subtenant’s expenditures in connection with the construction of the Subtenant’s Work. Subtenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least three (3) years. Subtenant shall make available to Sublandlord’s auditor at the Premises within ten (10) business days following Sublandlord’s notice requiring the audit, all books and records maintained by Subtenant pertaining to the construction and completion of the Subtenant’s Work. In addition to all other remedies which Sublandlord may have pursuant to the Sublease, Sublandlord may recover from Subtenant the reasonable cost of its audit if the audit discloses that Subtenant falsely reported to Sublandlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

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EXHIBIT “A”

ASSIGNMENT OF LEASE

This Assignment of Lease (the “Assignment”) is made effective November 8, 1992, by and among LA JOLLA INVESTORS, a general partnership (“Lessor”), CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (“Assignor”) and GREAT WESTERN BANK, A FEDERAL SAVINGS BANK (“Assignee”), which agree as follows:

1.                          Recitals. This Assignment is made with reference to the following facts and objectives:

A.                     Lessor and Assignor did enter into a lease (the “Lease”) dated February 10, 1987 for a certain premises located in the La Jolla Colony Plaza in San Diego, California, which premises are more particularly described in the Lease.

B.                       Assignor desires to assign all its rights, title and interest in the Lease to Assignee.

C.                       Lessor desires to consent to the proposed Assignment on the conditions set forth in this Agreement.

2.                          Effective Date of Assignment. This Assignment shall take effect and Assignor shall give possession of the Premises to Assignee as of November 8, 1992.

3.                          Assignment and Assumption. Assignor assigns and transfers to Assignee all its rights, title and interest in the Lease. Assignee accepts the assignment and assumes and agrees to perform, from the date the assignment becomes effective, as a direct obligation to Lessor, all provisions of the Lease, including but not limited to the duty to pay rent and other charges as provided in the Lease.

4.                          Lessor’s Consent. Provided all of the obligations and duties of Assignor under the Lease are current and not in default on the effective date of the assignment, Lessor hereby consents to the assignment on the terms and conditions set forth herein; provided, however such consent shall not release Assignor from its duties under the Lease.

5.                          Indemnities. Assignee shall indemnify and hold Assignor harmless from any and all damages, losses and liabilities of any nature resulting from any and all claims arising in connection with the Lease on or after the effective date of this Assignment, including, without limitation, (1) legal fees, costs and expenses of any nature resulting from any and all claims made in connection with the Lease on or after [Illegible] effective date or this Assignment; and (2) any and all claims and/or demands for payment and/or performance made by the Lessor against Assignor resulting from Assignee’s actual or alleged failure to perform or to comply with any provisions of the Lease, regardless of the basis for the Assignee’s actual or alleged failure to perform or comply, provided that any such claims and/or demands arise in connection with the Lease arise on or after the effective date of this Assignment, including, without limitation, (1) legal fees, costs and expenses of any nature resulting from any and all claims made in connection with the Lease on or after the effective date of this Assignment; and (2) any and all claims and/or demands for payment and/or performance made by the Lessor against Assignor resulting from Assignee’s actual or alleged failure to perform or to comply with any provisions of the Lease, regardless of the basis for the Assignee’s actual or alleged failure to perform or comply, provided that any such claims and/or demands arise in connection with the Lease, arose prior to the effective date of Assignment.

6.                          Prepaid Rent/Security Deposit. Assignor and Assignee acknowledge to each other that no money has been paid as prepaid rent or security deposit. Rent shall be prorated between Assignor and Assignee not later than the effective date hereof.

Rent, for the purposes of this Assignment, shall mean minimum monthly rent, percentage rent, prepaid rent, security deposit, real property taxes and assessments, common area charges, operating costs, insurance, advertising charges, utilities and similar charges payable by Assignor to Lessor.

7.                          Miscellaneous.

A.                     Attorneys’ Fees. If any party commences an action against any of the parties arising out of or in connection with this Assignment, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs of suit.

B.                       Notice. Any notice demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing either served personally or sent by prepaid, first class mail, and addressed to the other party at the address set forth below:

Assignor:	California Federal Bank, F.S.B. 5700 Wilshire Boulevard Suite 232B Los Angeles, CA 90036
	Attn:	Edward S. Streeter Vice President, Branch Planning & Acquisitions

Assignee:	Great Western Bank, F.S.B 9200 Oakdale Avenue, Fourth Floor Chatsworth, CA 91311 Attn: Lease Administration

Lessor:	La Jolla Investors P.O. Box 3060 Newport Beach, CA 92658 Attn: Steven P. Grant

Any party may change its address by notifying the other parties of the change of address. Notice shall be deemed communicated within five (5) business days from the time of mailing if mailed as provided in this paragraph, or upon delivery if served personally.

C.                       Successors. This Assignment shall, subject to any requirements of the Lease, be binding on and inure to the benefit of the parties and their successors and assigns.

D.                      Counterparts. This Assignment may be executed in one or more counterparts, all of which taken together shall constitute an instrument.

LESSOR:
LA JOLIA INVESTORS

By:	/s/ Steven Grant, Trustee

Its:	General Partner

Date:	8/14/92

ASSIGNOR:
CALIFORNIA FEDERAL BANK, F.S.B.

By:	/s/ Edward Streeter

Its:	Vice President

Date:	8/4/92

ASSIGNEE:
GREAT WESTERN BANK. F.S.B.

By:	/s/ H. Arthur West

Its:	Vice President

Date:	7 Aug. ’92